Exhibit 99.1

B2Digital Presents “HRMMA 117” LIVE MMA Action this Saturday, February 6

TAMPA, FL, February 4, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the next hard-hitting installment of the B2 Fighting Series MMA Spring Season, HRMMA 117, this Saturday night, February 6, LIVE from the Paroquet Springs Conference Center in Shepherdsville, KY.

The fight is sold out in terms of limited in-person seating, but interested fans can stream it live on Pay-Per-View here, or enjoy it live over the B2 Fighting Series apps on Amazon Fire TV or Apple TV.

Brandon “Hardrock” Higdon, the B2 Fighting Series Matchmaker, commented, “Saturday features a strong card packed with a combination of interesting professional and amateur fights. The headliner showcases Canadian pro fighter Terry Lemaire looking for his 5th win in a row as he squares off with Kentucky’s own Isaiah Ferguson (8-2 as a pro) in a fight that could serve as a catalyst, bringing the winner within reach of a potential jump up to the Big Leagues. Overall, we have 15 great fights on the card, and I’m looking forward to an action-packed night.”

Management also notes that HRMMA 117 has already set a new Company record for prefight PPV ticket sales.

“After such uncertainty over the past year, it really feels great to get back to putting on fights consistently,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “We have a full slate ahead of us with 15 more big fight nights to go between now and June after Saturday night, which promises to be a tremendous night filled with exciting action for our fans. And the early data suggests it’s going to be a big PPV sales night for B2Digital.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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